Exhibit 99.1

LogMeIn Announces Third Quarter 2018 Results

Renewal Rates Rebound; Raises Full Year Outlook

Boston, October 25, 2018 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the third quarter ended September 30, 2018.

Third quarter 2018 highlights include:

•	GAAP revenue was $308.9 million and non-GAAP revenue was $309.6 million

•	GAAP net income was $12.7 million or $0.24 per diluted share and non-GAAP net income was $72.9 million or $1.40 per diluted share

•	EBITDA was $93.9 million or 30.4% of GAAP revenue and Adjusted EBITDA was $115.2 million or 37.2% of non-GAAP revenue

•	Cash flow from operations was $73.7 million or 23.8% of non-GAAP revenue, and adjusted cash flow from operations was $83.5 million or 27.0% of non-GAAP revenue

•	Total GAAP deferred revenue was $373.3 million

•	The Company closed the quarter with cash and cash equivalents of $167.6 million and $200.0 million of borrowings under its existing credit agreement

“LogMeIn had a strong quarter as we saw positive early results from the steps we took to improve the performance of our Communications & Collaboration business which had renewal rates return to historical levels,” said Bill Wagner, President and CEO of LogMeIn. “We were also pleased by the continued momentum across all of our key growth areas, including Customer Engagement, Identity, and Unified Communications, where early results from a bundled Jive + GoToMeeting offering are helping to drive higher account penetration and increased revenue per customer.”

Business Outlook

Based on information available as of October 25, 2018, the Company is issuing guidance for the fourth quarter 2018 and fiscal year 2018.

Fourth Quarter 2018: The Company expects fourth quarter non-GAAP revenue to be in the range of $306 million to $307 million. The Company expects fourth quarter GAAP revenue to be in the range of $305 million to $306 million. Non-GAAP revenue adds back $1 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $93 million to $94 million, or approximately 31% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $115 million to $116 million, or approximately 38% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $72 million to $73 million, or $1.41 to $1.42 per diluted share. Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $18 million in stock-based compensation expense, $4 million in acquisition and litigation-related costs, $62 million of amortization expense of acquired intangible assets, and includes $1 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items.

Non-GAAP net income for the fourth quarter assumes an effective tax rate of approximately 25% and GAAP net income assumes a tax provision of $8 million for the fourth quarter. Non-GAAP and GAAP net income per diluted share is based on an estimated 51.7 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, litigation-related expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $5 million to $6 million, or $0.10 to $0.11 per diluted share.

Fiscal year 2018: The Company expects full year 2018 non-GAAP revenue to be in the range of $1.203 billion to $1.204 billion. The Company expects full year 2018 GAAP revenue to be in the range of $1.199 billion to $1.200 billion. Non-GAAP revenue adds back $4 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $382 million to $383 million, or approximately 32% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $442 million to $443 million, or approximately 37% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $280 million to $281 million, or $5.33 to $5.34 per diluted share. Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $67 million in stock-based compensation expense, $23 million in acquisition and litigation-related costs, $245 million of amortization expense of acquired intangible assets, a $34 million pre-tax gain associated with the disposition of a non-core asset and includes $8 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items and discrete tax items.

Non-GAAP net income for the fiscal year assumes an effective tax rate of approximately 25% and GAAP net income for the fiscal year assumes an effective tax rate of approximately 29%. Non-GAAP and GAAP net income per diluted share is based on an estimated 52.5 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, litigation-related expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $54 million to $55 million, or $1.03 to $1.04 per diluted share.

Dividend

In accordance with its previously announced capital return plan, the Company will pay a $0.30 per share dividend on November 30, 2018 to stockholders of record as of November 14, 2018. The Company currently has approximately 51.2 million shares of common stock outstanding.

Conference Call Information for Today, Thursday, October 25, 2018

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 855-719-5007 and enter passcode 5646346. A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on October 25, 2018 until 8:00 p.m. Eastern Time on November 1, 2018, by dialing 719-457-0820 and entering passcode 5646346.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and adjusted cash flow from operations.

•	Non-GAAP revenue is GAAP revenue excluding the impact of fair value acquisition accounting adjustment on acquired deferred revenue.

•	EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income, net, and depreciation and amortization.

•	EBITDA margin is calculated by dividing EBITDA by revenue.

•

Adjusted EBITDA is EBITDA excluding the impact of fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs, gain on disposition of non-core assets, stock-based compensation expense, and litigation related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.

•

Non-GAAP operating income excludes the impact of fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, and litigation-related expense and includes amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•

Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, litigation-related expense, discrete integration related tax impacts, and the tax impact related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017, and includes the tax impact of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.

•	Adjusted cash flow from operations excludes acquisition, disposition and litigation related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North and South America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the improved performance of the Company’s Communications and Collaboration business and its renewal rates, the performance of the Company’s key growth areas, including Customer Engagement, Identity and Unified Communications and the Company’s financial guidance for fiscal year 2018 and the fourth quarter of 2018. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2017	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$252,402	$167,626
Accounts receivable, net	93,949	87,673
Prepaid expenses and other current assets	52,473	61,926

Total current assets	398,824	317,225
Property and equipment, net	92,154	92,866
Restricted cash, net of current portion	1,795	1,825
Intangibles, net	1,149,597	1,119,867
Goodwill	2,208,725	2,404,279
Other assets	6,483	38,006
Deferred tax assets	530	719

Total assets	$3,858,108	$3,974,787

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,232	$36,658
Accrued liabilities	82,426	112,210
Deferred revenue, current portion	340,570	364,867

Total current liabilities	445,228	513,735
Long-term debt	—	200,000
Deferred revenue, net of current portion	6,735	8,455
Deferred tax liabilities	221,407	218,396
Other long-term liabilities	20,997	25,465

Total liabilities	694,367	966,051

Equity:
Common stock	560	567
Additional paid-in capital	3,276,891	3,300,815
Accumulated earnings	50,445	73,957
Accumulated other comprehensive income	15,570	5,790
Treasury stock	(179,725)	(372,393)

Total equity	3,163,741	3,008,736

Total liabilities and equity	$3,858,108	$3,974,787

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Revenue	$269,267	$308,927	$713,750	$893,794
Cost of revenue	55,605	72,853	147,780	208,628

Gross profit	213,662	236,074	565,970	685,166

Operating expenses:
Research and development	42,603	42,220	116,435	129,256
Sales and marketing	89,379	95,041	258,616	282,599
General and administrative	37,906	37,441	120,460	111,990
Gain on disposition of assets	—	—	—	(33,910)
Amortization of acquired intangibles	36,613	44,268	97,187	128,698

Total operating expenses	206,501	218,970	592,698	618,633

Income (loss) from operations	7,161	17,104	(26,728)	66,533
Interest income	405	293	924	1,335
Interest expense	(294)	(2,033)	(1,088)	(4,213)
Other income (expense), net	51	(77)	(27)	(403)

Income (loss) before income taxes	7,323	15,287	(26,919)	63,252
(Provision for) benefit from income taxes	2,597	(2,570)	33,121	(14,269)

Net income (loss)	$9,920	$12,717	$6,202	$48,983

Net income (loss) per share:
Basic	$0.19	$0.25	$0.12	$0.94
Diluted	$0.19	$0.24	$0.12	$0.93
Weighted average shares outstanding:
Basic	52,706	51,652	49,697	52,090
Diluted	53,606	52,066	50,735	52,829

LogMeIn, Inc.

Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
	(in thousands)		(in thousands)
GAAP Revenue	$269,267	$308,927	$713,750	$893,794
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	6,856	654	30,427	3,186

Non-GAAP Revenue	$276,123	$309,581	$744,177	$896,980

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
	(In thousands, except per share data)		(In thousands, except per share data)
GAAP Net income (loss) from operations	$7,161	$17,104	$(26,728)	$66,533
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	6,856	654	30,427	3,186
Stock-based compensation expense	18,765	15,688	49,255	48,820
Acquisition related costs	10,455	4,698	51,391	19,074
Litigation related expenses	622	199	1,360	476
Amortization of acquired intangibles	49,842	62,484	132,603	183,086
Gain on disposition of assets	—	—	—	(33,910)
Effect of acquisition accounting on internally capitalized software development costs	(5,080)	(1,505)	(16,025)	(7,636)

Non-GAAP Operating income	88,621	99,322	222,283	279,629
Interest and other income (expense), net	162	(1,817)	(191)	(3,281)

Non-GAAP Income before income taxes	88,783	97,505	222,092	276,348
Non-GAAP Provision for income taxes(1)	(26,638)	(24,637)	(67,404)	(68,811)

Non-GAAP Net income (loss)	$62,145	$72,868	$154,688	$207,537

Non-GAAP net income (loss) per diluted share	$1.16	$1.40	$3.05	$3.93
Diluted weighted average shares outstanding used in computing per share amounts	53,606	52,066	50,735	52,829

(1)

Non-GAAP provision for income taxes excludes the tax impact of Non-GAAP items as well as a discrete integration-related tax benefit of $3.8 million and $2.0 million in the nine months ended September 30, 2017 and 2018, respectively, and a net tax benefit of $2.9 million and $2.2 million in the three and nine months ended September 30, 2018, respectively, related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017.

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
	(in thousands)		(in thousands)
GAAP Net income (loss)	$9,920	$12,717	$6,202	$48,983
Add Back:
Interest and other (income) expense, net	(162)	1,817	191	3,281
Income tax provision (benefit)	(2,597)	2,570	(33,121)	14,269
Amortization of acquired intangibles	49,842	62,484	132,603	183,086
Depreciation and amortization expense	10,333	14,337	26,158	40,096

EBITDA	67,336	93,925	132,033	289,715
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	6,856	654	30,427	3,186
Stock-based compensation expense	18,765	15,688	49,255	48,820
Gain on disposition of assets	—	—	—	(33,910)
Acquisition related costs	10,455	4,698	51,391	19,074
Litigation related expenses	622	199	1,360	476

Adjusted EBITDA	$104,034	$115,164	$264,466	$327,361

EBITDA Margin	25.0%	30.4%	18.5%	32.4%
Adjusted EBITDA Margin	37.7%	37.2%	35.5%	36.5%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
	(in thousands)		(in thousands)
Cost of revenue	$1,612	$1,278	$3,911	$3,755
Research and development	6,405	4,174	16,042	14,232
Sales and marketing	4,312	3,492	12,108	11,788
General and administrative	6,436	6,744	17,194	19,045

Total stock based-compensation	$18,765	$15,688	$49,255	$48,820

LogMeIn, Inc.

Calculation of Projected 2018 Non-GAAP Revenue (unaudited)

(In millions)

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
GAAP Revenue	$305 - $306	$1,199 - $1,200
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	4

Non-GAAP Revenue	$306 - $307	$1,203 - $1,204

Calculation of Projected 2018 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

(In millions, except per share data)

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
GAAP Net income	$5 - $6	$54 - $55
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	4
Stock-based compensation expense	18	67
Acquisition and litigation related costs	4	23
Amortization of acquired intangibles	62	245
Effect of acquisition accounting on internally capitalized software development costs	(1)	(8)
Gain on disposition of assets	—	(34)
Income tax effect of non-GAAP items	(16)	(71)

Non-GAAP Net income	$72 - $73	$280 - $281

GAAP net income per diluted share	$0.10 - $0.11	$1.03 - $1.04
Non-GAAP net income per diluted share	$1.41 - $1.42	$5.33 - $5.34
Diluted weighted average shares outstanding used in computing net income per share	51.7	52.5

Calculation of Projected 2018 EBITDA and Adjusted EBITDA (unaudited)

(In millions)

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
GAAP Net income	$5 - $6	$54 - $55
Add Back:
Interest and other (income) expense, net	2	5
Income tax provision (benefit)	8	22
Amortization of acquired intangibles	62	245
Depreciation and amortization expense	16	56

EBITDA	$93 - $94	$382 - $383
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	4
Stock-based compensation expense	18	67
Acquisition and litigation related costs	4	23
Gain on disposition of assets	—	(34)

Adjusted EBITDA	$115 - $116	$442 - $443

EBITDA Margin	31%	32%
Adjusted EBITDA Margin	38%	37%

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Cash flows from operating activities
Net income	$9,920	$12,717	$6,202	$48,983
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	18,765	15,688	49,255	48,820
Depreciation and amortization	60,175	76,821	158,761	223,181
Gain on disposition of assets, net of transaction costs	—	—	—	(36,281)
Benefit from deferred income taxes	(15,182)	(12,032)	(47,659)	(34,062)
Other, net	232	489	1,606	1,282
Changes in assets and liabilities, excluding effect of acquisitions and dispositions:
Accounts receivable	(6,477)	(6,429)	(6,480)	16,301
Prepaid expenses and other current assets	7,979	518	(4,607)	8,474
Other assets	835	(4,897)	991	(12,830)
Accounts payable	(1,040)	2,072	10,154	13,575
Accrued liabilities	(1,458)	(1,848)	36,586	21,113
Deferred revenue	15,383	(7,752)	75,135	28,031
Other long-term liabilities	1,343	(1,685)	3,316	4,277

Net cash provided by operating activities (1)	90,475	73,662	283,260	330,864

Cash flows from investing activities
Proceeds from sale or disposal or maturity of marketable securities	10,500	—	41,603	—
Purchases of property and equipment	(13,518)	(7,960)	(23,322)	(21,590)
Intangible asset additions	(8,184)	(8,276)	(21,893)	(26,138)
Cash paid for acquisition, net of cash acquired	(43,375)	1,279	(19,160)	(342,072)
Restricted cash acquired through acquisitions	71	—	988	—
Proceeds from disposition of assets	—	—	—	42,394

Net cash used in investing activities	(54,506)	(14,957)	(21,784)	(347,406)

Cash flows from financing activities
Borrowings (repayments) under credit facility	—	—	(30,000)	200,000
Proceeds from issuance of common stock upon option exercises	1,009	2,809	6,363	3,831
Payments of withholding taxes in connection with restricted stock unit vesting	(2,734)	(1,536)	(32,189)	(29,490)
Payment of debt issuance costs	—	—	(1,993)	—
Dividends paid on common stock	(13,181)	(15,523)	(39,117)	(46,900)
Purchase of treasury stock	(21,460)	(75,127)	(51,075)	(190,230)

Net cash used in financing activities	(36,366)	(89,377)	(148,011)	(62,789)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,569	(538)	7,130	(5,427)

Net increase (decrease) in cash, cash equivalents and restricted cash	1,172	(31,210)	120,595	(84,758)
Cash, cash equivalents and restricted cash, beginning of period	262,758	200,661	143,335	254,209

Cash, cash equivalents and restricted cash, end of period	$263,930	$169,451	$263,930	$169,451

(1)	Cash flows from operating activities includes the following acquisition, disposition, and litigation-related payments:
(a)

Cash flows from operating activities includes transaction, transition, and integration-related payments, including retention-based bonus payments, for acquisitions and dispositions of $11.8 million and $5.6 million for the three months ended September 30, 2017 and 2018, respectively and $44.6 million and $19.9 million for the nine months ended September 30, 2017 and 2018, respectively.

(b)

Cash flows from operating activities includes litigation-related payments of $0.3 million for the three months ended September 30, 2017 and $0.6 million and $1.2 million for the nine months ended September 30, 2017 and 2018, respectively.

(c)

Cash flows from operating activities includes a partial tax payment from the gain on the Xively disposition of $4.2 million for the three and nine months ended September 30, 2018. A second tax payment of $4.2 million related to the Xively transaction will be paid in the fourth quarter of 2018.

Adjusted cash flows from operations adds back the items in (a), (b), and (c) above and sums to $102.5 million and $83.5 million for the three months ended September 30, 2017 and 2018, respectively, and $328.4 million and $356.2 million for the nine months ended September 30, 2017 and 2018, respectively.